SCHEDULE 14C
                          (Rule 14c-101)

          INFORMATION REQUIRED IN INFORMATION STATEMENT

                     SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
                 Exchange Act of 1934, as amended


Check the appropriate box:

[X]  Preliminary Information Statement
     Confidential, For Use of the Commission Only
     (as Permitted by Rule 14c-5(d)(2))

     Definitive Information Statement


                          Endorex Corp.

         (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4) Date Filed:

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                       PRELIMINARY COPIES


                          ENDOREX CORP.

                      900 North Shore Drive
                      Lake Bluff, IL  60044

                      INFORMATION STATEMENT

                       (Dated May 6, 1997)


     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
TO SEND US A PROXY. THE ACTIONS, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE COMPANY'S OUTSTANDING COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

     This Information Statement is first being furnished on or about May 16, 1997 to stockholders of record as of the close of business on April 8, 1997 (the "Record Date") of the Common Stock, $.001 per value per share (the "Common Stock") of Endorex Corp., a Delaware corporation (the "Company"), in connection with amending the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") with respect to effecting a 1-for-15 reverse stock split (the "Reverse Stock Split").

     The Board of Directors has approved, and 3 stockholders representing 11,490,499 shares (approximately 70.41%) of the 16,318,870 shares outstanding of the Common Stock as of the Record Date have consented in writing, to the Reverse Stock Split. Such approval and consent are sufficient under Section 228 of the Delaware General Corporation Law and the Company's By-Laws to approve the Reverse Stock Split. Accordingly, the Reverse Stock Split will not be submitted to the other stockholders of the Company for a vote and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Reverse Stock Split in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.


                       REVERSE STOCK SPLIT

     The Certificate of Incorporation will be amended to effect a 1:15 reverse stock split of the issued and outstanding shares of the Company's Common Stock.

GENERAL

     As set forth above, the Board of Directors authorized the Reverse Stock Split, and stockholders holding the requisite percentage of the outstanding shares have consented thereto. An amendment to the Certificate of Incorporation, in the form attached to this Information Statement as Exhibit A, will be filed with the Secretary of State of the State of Delaware
(the "Effective Date"). The Board of Directors may abandon the Reverse Stock Split without further action by the stockholders if it determines that it is in the best interests of the Company not to effect the Reverse Stock Split. The Effective Date shall be on or after June 5, 1997. On the Effective Date, the Reverse Stock Split will be deemed effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split (the "Old Shares") will be deemed automatically, without any action on the part of the stockholders, to represent 1/15 of the number of shares of Common Stock outstanding after the Reverse Stock Split (the "New Shares"), rounded up to the nearest whole number to eliminate fractional New Shares.

     The Company is presently authorized to issue up to 50,100,000 shares of stock, of which 50,000,000 shares are Common Stock, $.001 Par Value, and 100,000 shares are Series A Junior Participating Preferred Stock, $.05 Par Value. The Reverse Stock Split will be effected on the basis of one share of New Shares for each fifteen shares of outstanding Old Shares, and would authorize a reduction in the stated capital of the Company. The authorized number of shares of Common Stock, however, will not change.

PRINCIPAL EFFECTS OF REVERSE STOCK SPLIT

     The principal effects of the Reverse Stock Split will be:


   1. Based upon the 16,318,870 shares of Old Shares outstanding as of April 8, 1997, the Reverse Stock Split will decrease the outstanding shares of Common Stock by approximately 93.3%, and thereafter approximately 1,088,469 shares of New Shares will be outstanding. The Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company, subject to the provisions for the elimination of fractional shares as described below.

   2. The Company is authorized under the Certificate of Incorporation to issue up to 50,000,000 shares of Common Stock. The Company is not proposing to reduce the amount of its authorized Common Stock. The New Shares issued and outstanding will represent approximately 2.18% of the Company's authorized Common Stock, whereas the Old Shares currently issued and outstanding represent approximately 32.64% of the authorized Common Stock. After giving effect to the Reverse Stock Split, approximately 48,911,531 shares of Common Stock will be available for future issuance by the Board of Directors without further action by the stockholders.

   3. As of April 8, 1997, there were outstanding options to purchase an aggregate of 1,432,409 shares of Old Shares under the Company's Incentive Stock Option Plan, 1994 Non-Employee Stock Option Plan and 1995 Omnibus Incentive Plan (collectively, the "Stock Option Plans"), options to purchase an aggregate of 262,000 shares of Old Shares not issued pursuant to the Stock Option Plans, and 615,630 shares issuable upon exercise of the Company's Common Stock Purchase Warrants and publicly traded Class C Warrants. All of the outstanding options and warrants include provisions for adjustments in the number of shares covered thereby, and the exercise price thereof, in the event of a reverse stock split. After the Reverse Stock Split is effected, there will be reserved for issuance upon exercise of all outstanding options and warrants a total of approximately 151,000 shares of New Shares. Each of the outstanding options and warrants would therefore evidence the right to purchase 6.67% of the shares of Common Stock previously covered thereby, and the exercise price per share would be fifteen times the previous exercise price.

PURPOSES OF THE PROPOSED REVERSE STOCK SPLIT

     The Reverse Stock Split is to be effected for several reasons. The Reverse Stock Split should enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is expected to increase the market price of the Common Stock. The Board of Directors also believes that the proposed Reverse Stock Split will result in a broader market for the Common Stock than that which currently exists. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The Reverse Stock Split may result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders.

     Currently, the Company's shares of Common Stock are traded on the NASDAQ OTC Bulletin Board. The Board of Directors believes that the Reverse Stock Split may be of assistance in any future effort by the Company, if any, to meet the initial listing application requirements maintained by The NASDAQ SmallCap Market.

     However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per New Share of Common Stock after the Reverse Stock Split will be fifteen times the market price per Old Share of Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Stockholders should note that the Board of Directors cannot predict what effect the Reverse Stock Split will have on the market price of the Common Stock.

IMPLEMENTATION OF REVERSE STOCK SPLIT

     The Reverse Stock Split will be effected by filing the amendment to the Certificate of Incorporation with the Delaware Secretary of State and will become effective on the Effective Date. Without any further action on the part of the Company or the stockholders, after the Effective Date, each certificate representing Old Shares will be deemed to represent 1/15 of the number of New Shares (exclusive of any fractional interest).

     As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares of Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to American Stock Transfer & Trust Company, the Company's exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which such stockholder's Old Shares have been reclassified and changed as a result of the Reverse Stock Split, rounded up to the nearest whole number to eliminate any fractional share interest.

     Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals and other non-U.S. persons, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Shares will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Shares are advised to consult their own tax advisers regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.


     1.   The reverse split will qualify as a recapitalization described in
          Section 368(a) (1) (e) of the Code.

     2. No gain or loss will be recognized by the Company in connection with the Reverse Stock Split.

     3. No gain or loss will be recognized by a stockholder who exchanges all of such stockholder's Old Shares solely for New Shares.

     4. The aggregate basis of the shares of New Shares to be received in the Reverse Stock Split will be the same as the aggregate basis of the Old Shares surrendered in exchange therefor.

     5. The holding period of the New Shares to be received in the Reverse Stock Split will include the holding period of the Old Shares surrendered in exchange therefor.

     THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION
ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH ITS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

           VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

PERSONS ENTITLED TO NOTICE

     The record date for the determination of the stockholders entitled to notice of and to consent to the Reverse Stock Split has been fixed as of the close of business on April 8, 1997. As of the Record Date, there were outstanding 16,318,870 shares of Common Stock, each of which is entitled to one vote.

     Since the Reverse Stock Split has been duly approved by stockholders holding a majority of the outstanding Common Stock, approval or consent of the remaining stockholders is not required and is not being solicited hereby or by any other means.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director as of the Record Date;
(iii) each named executive officer as of the Record Date; and (iv) all directors and executive officers of the Company as a group as of the Record Date. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the Record Date
through the exercise of any stock option or other right.   Unless otherwise
indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership ofthose shares.


Name and Address of Beneficial Owner       No. of Shares             Percent of
                                           Beneficially Owned (1)    Class

The Aries Trust (2)                        6,988,500                 42.8%
MeesPierson (Cayman) Limited
P.O. Box 2003, British American Centre
Phase 3, Dr. Roy's Drive
George Town, Grand Cayman


Aries Domestic Fund, L.P. (2)               2,358,500                14.5%
c/o Paramount Capital Asset
Management, Inc.
787 Seventh Avenue
New York, NY 10019


Gerald J. Vosika, M.D.(3)                   2,318,499                14.1%
c/o Endorex Corp.
3233-15th Street South
Fargo, ND  58104


Michael S. Rosen, MBA (4)(5)                  175,000                 1.1%


Steve H. Kanzer, Esq. (2)(6)                  200,000                 1.2%
c/o Paramount Capital Investments, LLC
787 Seventh Avenue
New York, NY 10019


Carl Gilbert, Ph.D.(7)                         39,000                   *
4655 Oakleigh Manor Drive
Powder Springs, GA  30073


Leonard Jacob, M.D., Ph.D.,MBA                      0                   *
405 Caranel Circle
Penn Valley, PA  19072


Kenneth Tempero, M.D., Ph.D., M.B.A.                0                   *
1290 French Creek Drive
Wayzata, MN  55391


Robert N. Brey, Ph.D.(4)(8)                    18,750                   *


All Executive Officers and Directors
  as a Group (8 persons) (9)                2,754,374                16.3%



* Represents less than 1% of outstanding Common Stock or voting power.

(1) Shares of the Company's Common Stock which any person set forth in this table has a right to acquire, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Lindsay A. Rosenwald, M.D. is the President and sole stockholder of Paramount Capital Asset Management, Inc., the Investment Manager and General Partner of the Aries Trust and Aries Domestic Fund, L.P.
     (the "Aries Funds"), respectively. Dr. Rosenwald disclaims beneficial ownership of the shares owned by the Aries Funds except to the extent of his pecuniary interest therein, if any.

(3) Includes 175,000 shares issuable upon exercise of options held by Dr. Vosika that are exercisable within the 60-day period following the Record Date.

(4) The address of Mr. Rosen and Dr. Brey is c/o Endorex Corp., 900 North Shore Drive, Lake Bluff, IL 60044.

(5) Consists of 175,000 shares issuable upon exercise of options held by Mr. Rosen that are exercisable within the 60-day period following the Record Date.

(6) Consists of 200,000 shares issuable upon exercise of options held by Mr. Kanzer that are exercisable within the 60-day period following the Record Date. Mr. Kanzer is an employee of Paramount Capital Investments, LLC, of which Dr. Rosenwald is the President and sole stockholder.

(7) Includes 8,000 shares issuable upon exercise of options held by Dr. Gilbert that are exercisable within the 60-day period following the Record Date.

(8) Consists of 18,750 shares issuable upon exercise of options held by Dr. Brey that are exercisable within the 60-day period following the Record Date.

(9) Includes 579,875 shares issuable upon exercise of options that are exercisable within the 60-day period following the Record Date.



     By Order of the Board of Directors

     MICHAEL S. ROSEN
     SECRETARY

                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

                               OF

                         ENDOREX CORP.

                Pursuant to Sections 228 and 242
                   of the General Corporation
                  Law of the State of Delaware

                   **************************


     Endorex Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation")
DOES HEREBY CERTIFY:

 FIRST: That Article FOURTH, of the Certificate of Incorporation of the Corporation be amended by replacing the first paragraph thereof with the following paragraph:

          Each one (1) share of the Corporation's Common Stock, par value
          $.001 per share, issued and outstanding immediately prior to 6:00 P.M. on June __, 1997 shall be converted and reclassified automatically effective as of June __, 1997 at 6:00 P.M., Delaware time, into one-fifteenth (1/15) share of the Corporation's Common Stock, par value $.001 per share, so that each share of the Corporation's Common Stock issued and outstanding is hereby converted and reclassified.
          No fractional interests resulting from such conversion shall be issued but, in lieu thereof, the Corporation will round the number of shares of the Corporation's Common Stock issuable to each holder up to the nearest whole share of Common Stock.

 SECOND: That the foregoing amendment was approved by the holders of the requisite number of shares of said Corporation in accordance with
          Section 228 of the General Corporation Law of the State of Delaware and has been duly adopted in accordance with the provisions of
          Section 242 of the General Corporation Law of the State of Delaware.

 IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Michael S. Rosen, President and Chief Executive Officer, and its Secretary, this __ day of June, 1997.




                                    By:_____________________
                                       Michael S. Rosen
                                       President and Chief Executive Officer


ATTEST:


_____________________
Michael S. Rosen
Secretary

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